                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 20, 1999


                               Dime Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                     001-13094                 11-3197414
(State or Other Jurisdiction)         (Commission              (IRS Employer
                                      File Number)           Identification No.)


                      589 Fifth Avenue
                      New York, New York                    10017
           (Address of Principal Executive Offices)       (Zip Code)


       Registrant's telephone number, including area code: (212) 326-6170


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

                  On October 20, 1999, Dime Bancorp, Inc. issued the following earnings release:


                                             Contact:         Dime
                                                              Franklin L. Wright
                                                              (212) 326-6170


October 20, 1999
99/15

FOR IMMEDIATE RELEASE


                 DIME BANCORP REPORTS RECORD QUARTERLY EARNINGS
                  PACED BY 17% INCREASE IN NET INTEREST INCOME


         New York, NY -- October 20, 1999 -- Dime Bancorp, Inc. (NYSE:DME), parent company of The Dime Savings Bank of New York, FSB, today reported record quarterly net income of $61.8 million, or $0.55 per diluted share, for the third quarter of 1999, up from $59.9 million, or $0.52 per diluted share, for the third quarter of 1998. Net income for the nine months ended September 30, 1999 was $177.5 million, or $1.57 per diluted share, compared with $175.4 million, or $1.51 per diluted share, for the first nine months of 1998.

         Lawrence J. Toal, Dime's Chairman and Chief Executive Officer, said, "Higher earnings from Dime's retail and commercial banking businesses enabled Dime to again report record results. In particular, we were pleased that the net interest margin expanded to 3.07%-- up 33 basis points since the third quarter of last year and 13 basis points from the 1999 second quarter. The improving net interest margin contributed to a 17% increase in net interest income, which rose to $149.2 million from $127.3 million in the 1998 third quarter."

         "Contributing to our strong performance were the effects of our acquisitions of Lakeview Financial Corp. in the 1999 second quarter and Citibank's auto finance business in early August. This combination of internal growth and revenues from acquisitions enabled Dime to report higher earnings, despite declining revenues from our mortgage banking operations as the higher interest rate environment slowed residential loan originations. The quarter was also marked by the announcement of our 'merger of equals' with Hudson United Bancorp," said Mr. Toal.

OPERATING AND CASH OPERATING EARNINGS

         Operating earnings (reported earnings adjusted for the effects of certain non-recurring or unusual items) in the 1999 third quarter were $61.8 million, up 11% from $55.9 million in the 1998 third quarter and 2% from $60.8 million in the 1999 second quarter. There were no adjustments to reported earnings in either the 1999 third quarter or the 1999 second quarter. The calculation of operating earnings for the 1998 third quarter reflected a number of adjustments to reported earnings, including a gain on the sale of a branch, a loss from a sale of mortgage servicing rights, and an extraordinary loss on the early extinguishment of debt, as well as a higher effective tax rate.

         Cash operating earnings were $65.7 million, or $0.58 per diluted share, for the 1999 third quarter, compared with $58.6 million, or $0.51 per diluted share, in the 1998 third quarter and $64.2 million, or $0.57 per diluted share, in the 1999 second quarter. Cash operating earnings exclude the after-tax effect of goodwill amortization expense.

NET INTEREST INCOME AND NET INTEREST MARGIN

         Net interest income rose 17% to $149.2 million in the 1999 third quarter from $127.3 million in the 1998 third quarter and up 7% from $139.9 million in the 1999 second quarter. The increase in net interest income in the 1999 third quarter, as compared with the prior periods, largely reflected an improvement in the net interest margin. The net interest margin in the 1999 third quarter was 3.07%, up 33 basis points from the third quarter of 1998 and 13 basis points from the 1999 second quarter. The wider margin in the 1999 third quarter, as compared with the prior periods, reflected the combination of the benefits of a steeper yield curve, an increase in the amount of higher-yielding loans, including those acquired in the auto finance business purchase as well as those associated with the continued growth of Dime's consumer, commercial real estate and business lending activities, and lower deposit costs. The cost of deposits was 3.51%, 3.96% and 3.52% for the third quarters of 1999 and 1998 and the second quarter of 1999, respectively.

NON-INTEREST INCOME

         Non-interest income in the 1999 third quarter totaled $133.9 million, down from $145.9 million in the 1998 third quarter and $152.5 million in the 1999 second quarter, primarily due to a lower level of mortgage banking activity. The 1998 third quarter included a $9.5 million gain on the sale of a branch and a $4.2 million loss on a bulk sale of mortgage servicing rights as part of Dime's risk management strategies.


                                     -more-

         - Loan servicing and production fees in the 1999 third quarter were $67.4 million, up from $53.8 million in the 1998 third quarter as higher levels of loan servicing fee income more than offset lower production fee income, but down from $69.7 million in the 1999 second quarter due to lower residential loan production and the effects of a second quarter bulk sale of mortgage servicing rights.

         - Banking service fees were $13.1 million in the 1999 third quarter, up 18% from $11.1 million in the 1998 third quarter and 4% from $12.6 million in the 1999 second quarter, with the improvements reflecting, in part, additional fee income associated with the Lakeview acquisition.

         - Securities and insurance brokerage fees were $8.9 million in the 1999 third quarter, as compared with $8.7 million in the 1998 third quarter and $10.1 million in the 1999 second quarter.

         - Net gains on sales activities for the 1999 third quarter were $42.1 million, down from $71.5 million in the 1998 third quarter and $57.7 million in the 1999 second quarter, largely due to reduced residential loan production.

LOAN PRODUCTION AND LOANS RECEIVABLE

         Total loan production in the 1999 third quarter was $6.1 billion, compared with $7.5 billion in the year-earlier period and $7.3 billion in the 1999 second quarter, with the declines primarily due to a slowing of residential loan originations as higher interest rates reduced the level of refinance activity. Specifically:

         - Residential loan production was $5.0 billion in the 1999 third quarter, compared with $7.1 billion in the 1998 third quarter and $6.5 billion in the 1999 second quarter. At September 30, 1999, loans held for sale totaled $1.7 billion, down from $2.5 billion at June 30, 1999. At September 30, 1999, the pipeline of residential loan applications was approximately $5.5 billion, compared with approximately $6.7 billion at June 30, 1999.

         - Commercial real estate (including multifamily) loan originations totaled $342 million in the 1999 third quarter, compared with $205 million in the 1998 third quarter and $375 million in the 1999 second quarter.


                                     -more-

         - Consumer loan originations in the 1999 third quarter were $407 million, compared with $189 million in the 1998 third quarter and $290 million in the 1999 second quarter. Included in the 1999 third quarter production was approximately $88 million of consumer loans produced by the auto finance business acquired in August. Approximately two-thirds of the home equity loans closed in the 1999 third quarter were produced by Dime's national distribution network.

         - Business loan originations in the 1999 third quarter totaled $386 million, compared with $79 million in the 1998 third quarter and $90 million in the 1999 second quarter.


         At September 30, 1999, loans receivable totaled $14.3 billion, compared with $12.7 billion at the end of the 1999 second quarter, with the increase reflecting loans acquired in connection with the auto finance business purchase as well as growth in the commercial real estate, consumer and business loan portfolios. At September 30, 1999, commercial real estate, consumer, and business loans were 42% of loans receivable, compared with 36% at the end of the 1999 second quarter and 30% at year-end 1998.

RESIDENTIAL LOAN SERVICING

         At September 30, 1999, Dime serviced $36.4 billion of residential loans for others, up from $32.5 billion at June 30, 1999 and $27.0 billion at year-end 1998. The weighted average coupon rate of loans serviced for others was 7.20% at September 30, 1999, compared with 7.17% at June 30, 1999, with the increase reflecting the generally higher interest rates on loans originated in recent quarters. The book value of mortgage servicing assets at September 30, 1999 was $938 million, including $64 million associated with hedges, while the estimated fair value was $986 million.

NON-INTEREST EXPENSE

         Non-interest expense for the 1999 third quarter was $178.3 million, compared with $171.2 million in the 1998 third quarter and $188.4 million in the 1999 second quarter. The decline in the 1999 third quarter, as compared with the 1999 second quarter, largely resulted from a $7.3 million reduction in the amortization of mortgage servicing assets, which primarily reflected a slowing of mortgage prepayments.


                                     -more-

         General and administrative expense in the third quarter of 1999 was $146.1 million, compared with $140.7 million in the 1998 third quarter and $149.7 million in the 1999 second quarter. As compared with the 1999 second quarter, the third quarter of 1999 included approximately $4 million of additional expenses related to the Lakeview and auto finance operations as well as severance and other expenses related to the continued downsizing of the mortgage banking operation in light of current market conditions.

         The efficiency ratio in the 1999 third quarter was 51.6%, improved slightly from 52.3% in the year-earlier period and virtually unchanged from 51.2% in the 1999 second quarter.

ASSET QUALITY

         The allowance for loan losses was $137.1 million, or 194% of non-accrual loans, at September 30, 1999, up from $121.4 million and 179%, respectively, at June 30, 1999. The ratio of the allowance for loan losses to loans receivable was 0.96% at September 30, 1999, compared with 0.95% at June 30, 1999.

         Non-performing assets (non-accrual loans and other real estate owned) were $91 million at September 30, 1999, as compared with $88 million at June 30, 1999, with the increase due in large part to assets acquired in the Lakeview and auto finance business acquisitions. The ratio of non-performing assets to total assets was 0.40% at September 30, 1999, compared with 0.41% at June 30, 1999.

         Net charge-offs in the 1999 third quarter were $3.6 million, compared with $6.0 million in the 1998 third quarter and $3.5 million in the 1999 second quarter. The provision for loan losses in the 1999 third quarter was $7.0 million, compared with $8.0 million in the 1998 third quarter and $7.5 million in the 1999 second quarter.

OTHER MATTERS

         Completed and Announced Transactions -- Effective August 1, 1999, Dime completed its purchase of Citibank's Long Island-based auto finance business, including its approximately $950 million portfolio of consumer and business loans. On October 18, 1999, Dime completed its purchase of all of KeyBank's 28 banking branches on Long Island, including approximately $1.3 billion of deposits and $500 million of business and consumer loans. On September 15, 1999, Dime announced a merger of equals with Hudson United Bancorp (NYSE:HU). The combined company will be called Dime United Bancorp, Inc., which will be a bank holding company for DimeBank, a New Jersey state-chartered commercial bank. The merger, which is subject to regulatory and shareholder approvals, is planned to be completed in the first quarter of 2000.


                                     -more-

         Stock Repurchases -- During the 1999 third quarter, Dime repurchased approximately 2.9 million shares of its common stock pursuant to a program announced in September 1998 authorizing the repurchase of up to 5.6 million shares. Including the 1999 third quarter repurchases, Dime has repurchased approximately 4.2 million shares pursuant to that program.


         At September 30, 1999, Dime had assets of $22.6 billion and deposits of $13.3 billion. Its principal subsidiary, The Dime Savings Bank of New York, FSB (www.dime.com), is a regional bank currently serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.

         Certain statements in Dime's press releases may be forward-looking. A variety of factors could cause Dime's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Dime's business include interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Dime's control and general economic conditions.

         Dime believes that "operating earnings" basis information and "cash operating earnings" basis information, when taken in conjunction with reported results, provide useful information in evaluating performance on a comparable basis, although neither operating earnings nor cash operating earnings is currently a required basis for reporting financial results under generally accepted accounting principles.


                                      # # #

                       DIME BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                        SEPTEMBER 30,       DECEMBER 31,
                                                                            1999                1998
                                                                        ------------        ------------
ASSETS
Cash and due from banks                                                 $    307,639        $    279,490
Money market investments                                                      56,414              78,287
Securities available for sale                                              3,836,767           3,329,444
Federal Home Loan Bank of New York stock                                     328,732             324,106
Loans held for sale                                                        1,716,180           3,884,886
Loans receivable, net:
   Residential real estate loans                                           8,291,295           8,919,817
   Commercial real estate loans                                            3,198,348           2,567,750
   Consumer loans                                                          2,247,218             973,230
   Business loans                                                            519,973             287,271
   Allowance for loan losses                                                (137,077)           (105,081)
                                                                        ------------        ------------
      Total loans receivable, net                                         14,119,757          12,642,987
                                                                        ------------        ------------

Accrued interest receivable                                                  102,603              97,124
Premises and equipment, net                                                  190,089             170,879
Mortgage servicing assets                                                    938,243             692,473
Other assets                                                               1,004,727             821,174
                                                                        ------------        ------------
Total assets                                                            $ 22,601,151        $ 22,320,850
                                                                        ============        ============

LIABILITIES
Deposits                                                                $ 13,293,748        $ 13,651,460
Federal funds purchased and securities sold under
   agreements to repurchase                                                3,141,236           2,245,218
Other short-term borrowings                                                2,951,441           3,756,733
Long-term debt                                                             1,213,154             608,892
Guaranteed preferred beneficial interests in Dime Bancorp, Inc.'s
   junior subordinated deferrable interest debentures                        152,213             162,005
Other liabilities                                                            374,850             510,877
                                                                        ------------        ------------
      Total liabilities                                                   21,126,642          20,935,185
                                                                        ------------        ------------

STOCKHOLDERS' EQUITY
Common stock                                                                   1,203               1,203
Additional paid-in capital                                                 1,166,087           1,165,251
Retained earnings                                                            615,619             463,907
Treasury stock, at cost                                                     (232,374)           (233,965)
Accumulated other comprehensive loss                                         (70,716)             (3,285)
Unearned compensation                                                         (5,310)             (7,446)
                                                                        ------------        ------------
      Total stockholders' equity                                           1,474,509           1,385,665
                                                                        ------------        ------------
Total liabilities and stockholders' equity                              $ 22,601,151        $ 22,320,850
                                                                        ============        ============

                       DIME BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                       FOR THE THREE MONTHS ENDED
                                                 --------------------------------------------------------------------
                                                   SEPT. 30,     JUNE 30,     MARCH 31,       DEC. 31,      SEPT. 30,
                                                     1999          1999          1999           1998          1998
                                                 -----------   -----------   -----------    -----------   -----------
INTEREST INCOME
Residential real estate loans                    $   178,268   $   187,254   $   202,816    $   213,084   $   215,066
Commercial real estate loans                          61,507        53,921        49,754         50,677        50,459
Consumer loans                                        39,370        22,042        19,654         18,951        18,549
Business loans                                         9,028         6,290         5,764          4,805         3,764
Mortgage-backed securities                            57,427        52,545        48,898         46,339        44,645
Other securities                                      12,658        12,696        12,221         12,725        10,524
Money market investments                                 496           270           506            405           982
                                                 -----------   -----------   -----------    -----------   -----------
      Total interest income                          358,754       335,018       339,613        346,986       343,989
                                                 -----------   -----------   -----------    -----------   -----------
INTEREST EXPENSE
Deposits                                             117,758       116,511       119,842        129,617       138,145
Borrowed funds                                        91,753        78,617        84,273         84,205        78,523
                                                 -----------   -----------   -----------    -----------   -----------
      Total interest expense                         209,511       195,128       204,115        213,822       216,668
                                                 -----------   -----------   -----------    -----------   -----------
      Net interest income                            149,243       139,890       135,498        133,164       127,321
Provision for loan losses                              7,000         7,500         8,000          8,000         8,000
                                                 -----------   -----------   -----------    -----------   -----------
      Net interest income after provision
        for loan losses                              142,243       132,390       127,498        125,164       119,321
                                                 -----------   -----------   -----------    -----------   -----------
NON-INTEREST INCOME
Loan servicing and production fees                    67,402        69,716        61,928         60,604        53,819
Banking service fees                                  13,060        12,587        11,267         11,172        11,088
Securities and insurance brokerage fees                8,925        10,052         8,604          7,565         8,704
Net gains on sales activities                         42,114        57,696        64,307         63,941        71,519
Other                                                  2,391         2,452         3,124          1,343           751
                                                 -----------   -----------   -----------    -----------   -----------
      Total non-interest income                      133,892       152,503       149,230        144,625       145,881
                                                 -----------   -----------   -----------    -----------   -----------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits                  77,521        75,201        76,473         69,444        66,162
  Occupancy and equipment                             25,897        25,901        24,786         24,935        23,186
  Other                                               42,698        48,559        48,337         50,945        51,341
                                                 -----------   -----------   -----------    -----------   -----------
      Total general and administrative expense       146,116       149,661       149,596        145,324       140,689
Amortization of mortgage servicing assets             27,940        35,200        30,657         30,826        27,633
Amortization of goodwill                               4,230         3,497         2,876          2,933         2,839
                                                 -----------   -----------   -----------    -----------   -----------
      Total non-interest expense                     178,286       188,358       183,129        179,083       171,161
                                                 -----------   -----------   -----------    -----------   -----------
Income before income tax expense and
  extraordinary items                                 97,849        96,535        93,599         90,706        94,041
Income tax expense                                    36,025        35,718        34,631         29,027        30,092
                                                 -----------   -----------   -----------    -----------   -----------
Income before extraordinary items                     61,824        60,817        58,968         61,679        63,949
Extraordinary items - losses on early
  extinguishment of debt, net of tax benefits           --            --          (4,127)          --          (4,057)
                                                 -----------   -----------   -----------    -----------   -----------
Net income                                       $    61,824   $    60,817   $    54,841    $    61,679   $    59,892
                                                 ===========   ===========   ===========    ===========   ===========

PER COMMON SHARE
Basic earnings:
  Income before extraordinary items              $      0.55   $      0.54   $      0.53    $      0.55   $      0.57
  Extraordinary items                                   --            --           (0.04)          --           (0.04)
                                                 -----------   -----------   -----------    -----------   -----------
  Net income                                     $      0.55   $      0.54   $      0.49    $      0.55   $      0.53
                                                 ===========   ===========   ===========    ===========   ===========

Diluted earnings:
  Income before extraordinary items              $      0.55   $      0.54   $      0.52    $      0.55   $      0.56
  Extraordinary items                                   --            --           (0.03)          --           (0.04)
                                                 -----------   -----------   -----------    -----------   -----------
  Net income                                     $      0.55   $      0.54   $      0.49    $      0.55   $      0.52
                                                 ===========   ===========   ===========    ===========   ===========

Dividends declared                               $      0.06   $      0.06   $      0.05    $      0.05   $      0.05

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                112,046       111,958       110,976        111,386       113,253
Diluted                                              113,127       113,239       112,439        112,857       114,803

                                                  FOR THE NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                 --------------------------
                                                     1999           1998
                                                 -----------    -----------
INTEREST INCOME
Residential real estate loans                    $   568,338    $   661,318
Commercial real estate loans                         165,182        149,338
Consumer loans                                        81,066         52,052
Business loans                                        21,082          9,139
Mortgage-backed securities                           158,870        168,583
Other securities                                      37,575         28,072
Money market investments                               1,272          5,397
                                                 -----------    -----------
      Total interest income                        1,033,385      1,073,899
                                                 -----------    -----------
INTEREST EXPENSE
Deposits                                             354,111        416,210
Borrowed funds                                       254,643        263,620
                                                 -----------    -----------
      Total interest expense                         608,754        679,830
                                                 -----------    -----------
      Net interest income                            424,631        394,069
Provision for loan losses                             22,500         24,000
                                                 -----------    -----------
      Net interest income after provision
        for loan losses                              402,131        370,069
                                                 -----------    -----------
NON-INTEREST INCOME
Loan servicing and production fees                   199,046        138,900
Banking service fees                                  36,914         30,256
Securities and insurance brokerage fees               27,581         25,171
Net gains on sales activities                        164,117        180,510
Other                                                  7,967          5,568
                                                 -----------    -----------
      Total non-interest income                      435,625        380,405
                                                 -----------    -----------
NON-INTEREST EXPENSE
General and administrative expense:
  Compensation and employee benefits                 229,195        200,618
  Occupancy and equipment                             76,584         67,517
  Other                                              139,594        148,404
                                                 -----------    -----------
      Total general and administrative expense       445,373        416,539
Amortization of mortgage servicing assets             93,797         61,465
Amortization of goodwill                              10,603          8,554
                                                 -----------    -----------
      Total non-interest expense                     549,773        486,558
                                                 -----------    -----------
Income before income tax expense and
  extraordinary items                                287,983        263,916
Income tax expense                                   106,374         84,452
                                                 -----------    -----------
Income before extraordinary items                    181,609        179,464
Extraordinary items - losses on early
  extinguishment of debt, net of tax benefits         (4,127)        (4,057)
                                                 -----------    -----------
Net income                                       $   177,482    $   175,407
                                                 ===========    ===========

PER COMMON SHARE
Basic earnings:
  Income before extraordinary items              $      1.63    $      1.57
  Extraordinary items                                  (0.04)         (0.03)
                                                 -----------    -----------
  Net income                                     $      1.59    $      1.54
                                                 ===========    ===========

Diluted earnings:
  Income before extraordinary items              $      1.61    $      1.54
  Extraordinary items                                  (0.04)         (0.03)
                                                 -----------    -----------
  Net income                                     $      1.57    $      1.51
                                                 ===========    ===========

Dividends declared                               $      0.17    $      0.14

AVERAGE COMMON SHARES OUTSTANDING
Basic                                                111,664        114,140
Diluted                                              112,937        115,919

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)



                                                                                                        At or For the
                                                     At or For the Three Months Ended                  Nine Months Ended
                                         --------------------------------------------------------        September 30,
                                         Sept. 30,   June 30,    March 31,   Dec. 31,    Sept. 30,   --------------------
                                           1999        1999        1999        1998        1998        1999        1998
                                         --------    --------    --------    --------    --------    --------    --------
AS REPORTED BASIS
Net income (in thousands)                $ 61,824    $ 60,817    $ 54,841    $ 61,679    $ 59,892    $177,482    $175,407
Basic earnings per common share              0.55        0.54        0.49        0.55        0.53        1.59        1.54
Diluted earnings per common share            0.55        0.54        0.49        0.55        0.52        1.57        1.51
Return on average assets                     1.13%       1.15%       1.01%       1.15%       1.16%       1.10%       1.09%
Return on average stockholders' equity      16.75       16.73       15.66       18.17       17.86       16.39       17.73


OPERATING EARNINGS BASIS (1)
Net income (in thousands)                $ 61,824    $ 60,817    $ 58,968    $ 57,122    $ 55,891    $181,609    $159,935
Basic earnings per common share              0.55        0.54        0.53        0.51        0.49        1.63        1.40
Diluted earnings per common share            0.55        0.54        0.52        0.51        0.49        1.61        1.38
Return on average assets                     1.13%       1.15%       1.09%       1.07%       1.08%       1.12%       1.00%
Return on average stockholders' equity      16.75       16.73       16.84       16.83       16.67       16.77       16.17

Net interest margin                          3.07        2.94        2.75        2.78        2.74        2.92        2.68
Non-interest income to total revenues       47.29       52.16       52.41       52.06       52.47       50.64       48.45
Efficiency ratio                            51.61       51.18       52.62       52.85       52.31       51.77       54.39


CASH OPERATING EARNINGS BASIS (2)
Net income (in thousands)                $ 65,744    $ 64,190    $ 61,747    $ 59,968    $ 58,643    $191,681    $168,228
Basic earnings per common share              0.59        0.57        0.56        0.54        0.52        1.72        1.47
Diluted earnings per common share            0.58        0.57        0.55        0.53        0.51        1.70        1.45


PERIOD END BALANCE SHEET ITEMS
(in millions)
Total assets                             $ 22,601    $ 21,430    $ 21,550    $ 22,321    $ 21,243    $ 22,601    $ 21,243
Total interest-earning assets              20,386      19,281      19,593      20,365      19,554      20,386      19,554
Securities available for sale               3,837       3,498       3,308       3,329       2,975       3,837       2,975
Loans held for sale                         1,716       2,513       3,083       3,885       3,612       1,716       3,612
Loans receivable                           14,257      12,711      12,592      12,748      12,567      14,257      12,567
Total interest-bearing liabilities         20,752      19,536      19,703      20,424      19,405      20,752      19,405
Deposits                                   13,294      13,415      13,166      13,651      13,546      13,294      13,546
Borrowed funds                              7,458       6,121       6,537       6,773       5,859       7,458       5,859
Stockholders' equity                        1,475       1,493       1,417       1,386       1,340       1,475       1,340


AVERAGE BALANCES (in millions)
Total assets                             $ 21,814    $ 21,202    $ 21,619    $ 21,453    $ 20,733    $ 21,546    $ 21,361
Total interest-earning assets              19,733      19,127      19,596      19,544      18,933      19,486      19,710
Securities available for sale               3,613       3,303       3,300       3,087       2,794       3,407       3,431
Loans held for sale                         1,993       2,672       3,129       3,588       2,803       2,594       2,666
Loans receivable                           13,562      12,580      12,802      12,496      12,893      12,984      13,148
Total interest-bearing liabilities         19,944      19,340      19,814      19,685      19,010      19,700      19,712
Deposits                                   13,326      13,270      13,371      13,668      13,841      13,322      13,895
Borrowed funds                              6,618       6,070       6,443       6,017       5,169       6,378       5,817
Stockholders' equity                        1,477       1,454       1,401       1,358       1,341       1,444       1,319


(1) Operating earnings represent net income adjusted for the effects of certain non-recurring or unusual items.

(2) Cash operating earnings represent operating earnings excluding amortization of goodwill, net of taxes.

                       DIME BANCORP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                   (unaudited)


                                                                                                                  At or For the
                                                            At or For the Three Months Ended                    Nine Months Ended
                                              -----------------------------------------------------------         September 30,
                                              Sept. 30,      June 30,   March 31,    Dec. 31,   Sept. 30,   -----------------------
                                                 1999          1999        1999        1998        1998        1999          1998
                                              ---------     ---------   ---------   ---------   ---------   ---------     ---------
ASSET QUALITY (dollars in thousands)
Non-performing assets:
  Non-accrual loans                           $  70,815     $  67,884   $  60,604   $  55,111   $  98,273   $  70,815     $  98,273
  Other real estate owned, net                   19,997        20,591      23,902      28,232      33,101      19,997        33,101
                                              ---------     ---------   ---------   ---------   ---------   ---------     ---------
Total non-performing assets                   $  90,812     $  88,475   $  84,506   $  83,343   $ 131,374   $  90,812     $ 131,374
                                              =========     =========   =========   =========   =========   =========     =========

Non-performing assets to total assets              0.40%         0.41%       0.39%       0.37%       0.62%       0.40%         0.62%
Non-accrual loans to loans receivable              0.50          0.53        0.48        0.43        0.78        0.50          0.78
Allowance for loan losses                     $ 137,077     $ 121,381   $ 112,369   $ 105,081   $ 111,949   $ 137,077     $ 111,949
Allowance for loan losses to:
  Loans receivable                                 0.96%         0.95%       0.89%       0.82%       0.89%       0.96%         0.89%
  Non-accrual loans                              193.57        178.81      185.42      190.67      113.92      193.57        113.92


CAPITAL RATIOS
Stockholders' equity to total assets               6.52%         6.97%       6.57%       6.21%       6.31%       6.52%         6.31%
The Dime Savings Bank of New York, FSB:
  Tangible and core                                6.85(3)       6.92        6.25        5.82        6.60        6.85(3)       6.60
  Tier 1 risk-based                               10.23(3)      11.07       10.18        9.58       10.97       10.23(3)      10.97
  Total risk-based                                11.15(3)      11.99       11.04       10.37       11.86       11.15(3)      11.86


OTHER PERIOD END DATA
Common shares outstanding (in thousands)        110,755       113,539     111,346     111,570     112,027     110,755       112,027
Book value per common share                   $   13.31     $   13.15   $   12.72   $   12.42   $   11.96   $   13.31     $   11.96
Tangible book value per common share              10.39         10.48       10.65       10.35        9.88       10.39          9.88
Market value per common share                     17.50         20.13       23.19       26.25       25.31       17.50         25.31
Loans serviced for others (in millions) (4)      36,477        32,522      32,451      27,010      25,350      36,477        25,350


(3) Preliminary.

(4) Excludes loans being subserviced.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     DIME BANCORP, INC.


                                                     By:/s/Anthony R. Burriesci
                                                        ------------------------
                                                        Anthony R. Burriesci
                                                        Chief Financial Officer


Date: October 20, 1999